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EXHIBIT 23.1

        As independent public accountants, we hereby consent to the use of our reports as they relate to SI International, Inc. and subsidiaries (and to all references to our Firm) included in or made a part of this registration statement.

                      /s/ Arthur Andersen LLP

Vienna, Virginia
May 9, 2002

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the use of our report on the financial statements of System Technology Associates, Inc. as of and for the period and year ended March 9, 2000 and December 31, 1999, respectively, (and to all references to our Firm) included in or made a part of this registration statement on Form S-1 of SI International, Inc.

                      /s/ Arthur Andersen LLP

Denver, Colorado
May 9, 2002

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS